UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 2, 2019

Woodward, Inc.
(Exact Name of Registrant as Specified in Charter)

DE	000-8408	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1081 Woodward Way, Fort Collins, Colorado 80524
(Address of Principal Executive Offices) (Zip Code)

970-482-5811
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2019, Woodward, Inc. (the “Company”) announced that Robert F. Weber, Jr., Vice Chairman and Chief Financial Officer, 65, has announced his intention to retire effective January 3, 2020, after more than 14 years as the CFO of the Company. Mr. Weber will continue as Chief Financial Officer through October 1, 2019, the beginning of the Company’s fiscal year 2020, and will thereafter serve as a senior consultant supporting Thomas A. Gendron, the Company’s Chairman of the Board and Chief Executive Officer, and the senior leadership team through Mr. Weber’s January 2020 retirement date.

The Company also announced that as part of the Company’s succession planning for the Chief Financial Officer role, Jonathan “Jack” W. Thayer, 47, a member of the Company’s board of directors (the “Board”) since 2016, has joined the Company effective January 7, 2019 as Vice Chairman, Corporate Operations, reporting to Mr. Gendron. Mr. Thayer will also be appointed Chief Financial Officer of the Company effective as of October 1, 2019. In connection with joining the Company as an executive officer, Mr. Thayer has resigned from the Audit Committee of the Board effective immediately and has resigned from the Board, effective January 31, 2019.

Mr. Thayer has extensive expertise in corporate finance and strategy, equity offerings, complex M&A transactions, and risk management. He served as Chief Financial Officer of Exelon Corporation (“Exelon”), a Fortune 100 company and energy provider, from 2012 until his appointment in May 2018 to Chief Transformation Officer. Prior to his role at Exelon, Mr. Thayer served as Chief Financial Officer for Constellation Energy Group, Inc. from October 2008 until its acquisition by Exelon in 2012. Prior to Constellation Energy, Mr. Thayer held financial and investment banking positions at Deutsche Bank and SBC Warburg Dillon Read.

In Mr. Thayer’s capacity as Vice Chairman, Corporate Operations, he will have direct oversight of the Company’s Strategy and Business Development, Human Resources, Legal and Compliance, Corporate Technology, and Information Technology functions.

Mr. Thayer will receive a base salary of $550,000 annually, and will participate in the Company’s annual short-term incentive compensation plan (the Woodward Variable Incentive Plan, or “WVIP”), with an annual incentive pay target of 75% of his base salary. Mr. Thayer will also participate in the Company’s long-term incentive compensation (“LTI”) plan, which is comprised of equity compensation and a cash component (the “Cash LTI”). Mr. Thayer’s total annual target LTI is $1,855,000, of which the Cash LTI represents $220,000 (40% of his base pay). As part of Mr. Thayer’s annual LTI, he will receive a non-qualified stock option grant of 71,700 options, with an exercise price equal to the closing price of the Company’s stock as quoted on NASDAQ on January 7, 2019. These options will vest at a rate of 25% per year. Mr. Thayer will also receive a special sign-on incentive non-qualified stock option grant of 116,000 options, with an exercise price equal to the closing price of the Company’s stock as quoted on NASDAQ on January 7, 2019. No options under this special grant will vest until the second anniversary of the grant date, at which time 50% of the options will vest; and the remaining options will vest at 25% on each of the third and fourth anniversaries of the grant date. Mr. Thayer will also be eligible to participate in the Company’s benefits programs. Additionally, a transition agreement that is triggered by a change in control will be prepared for Mr. Thayer, consistent with the provisions set for the Company’s officers. The Company will also cover Mr. Thayer’s commuting travel expenses from his current state of residence to Fort Collins, CO for up to 18 months.

A copy of the Company’s press release relating to these changes is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
99.1 Press Release of Woodward, Inc. dated January 7, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

Dated: January 7, 2019	By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer